UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2011
___________

GRAYSON BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-30535 (Commission File Number)	54-1647596 (I.R.S. Employer Identification No.)
113 West Main Street Independence, Virginia (Address of principal executive offices)	24348 (Zip Code)
Registrant’s telephone number, including area code:  (276) 773-2811

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

    As discussed in “Item 7.01. Regulation FD Disclosure” below, management of Grayson Bankshares, Inc. (the “Company”) presented certain information regarding the Company’s results for the first quarter of 2011 at its Annual Meeting of Shareholders on May 10, 2011 (the “Annual Meeting”). The information set forth under “Item 7.01. Regulation FD Disclosure” is incorporated herein by reference.

Item 5.02    Departure of Directors.

    On May 10, 2011, Dr. Julian Givens retired from the Board of Directors of the Company.  Dr. Givens was the current chairman of the Board of Directors and had served on the Board since December 1972.  Mr. Thomas M. Jackson, Jr. was elected as Chairman of the Board of Directors and Jack E. Guynn, Jr. was elected as Vice Chairman.

    Also on May 10, 2011, Dennis B. Gambill resigned from the Board of Directors.  Mr. Gambill will remain Executive Vice President of the Company’s wholly owned subsidiary, Grayson National Bank (the “Bank”).

    Also on May 10, 2011, the Board of Directors appointed Rodney R. Halsey, age 42, as Chief Operating Officer of the Bank.  Mr. Halsey began working for the Bank in 1992 as the Bank’s Loan Review Officer.  From 1996 to 2001 he served as Assistant Vice President and Loan Officer.  In 2002 Mr. Halsey was promoted to Vice President of Information Systems/Loan Officer and in 2009 was promoted to Senior Vice President of Information Systems/Commercial Loan Officer.  In connection with his appointment as Chief Operating Officer, Mr. Halsey’s base salary will increase to $88,000 per year.

Item 5.07    Submission of Matters to a Vote of Security Holders.

    At the Company’s Annual Meeting on May 10, 2011, the shareholders of the Company elected four directors to serve for three-year terms and ratified the Company’s appointment of Elliott Davis, LLC as its independent registered public accounting firm for the fiscal year ending December 31, 2011.  The voting results for each proposal are as follows:

    1.           To elect four directors to serve for terms of three years each expiring at the 2014 annual meeting of shareholders:

	For	Withhold	Broker Non-Vote
Jacky K. Anderson	998,124	23,361	125,003
Thomas M. Jackson, Jr.	996,024	25,461	125,003
J. David Vaughan	999,553	21,932	125,003
Theresa S. Lazo	1,000,363	21,122	125,003

2.           To ratify the appointment of Elliott Davis, LLC as the Company’s independentregistered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain
1,142,542	100	3,846

Item 7.01    Regulation FD Disclosure.

    During the course of the Annual Meeting, management of the Company presented financial and other information to those present. The slides for the presentation are attached as Exhibit 99.1 to this Current Report and are incorporated by reference into this Item 7.01.

    This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The filing of this Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by reason of Regulation FD.

    Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import.  Such forward-looking statements involve known and unknown risks including, but not limited to, changes in general economic and business conditions, interest rate fluctuations, competition within and from outside the banking industry, new products and services in the banking industry, risk inherent in making loans such as repayment risks and fluctuating collateral values, problems with technology utilized by the Company, changing trends in customer profiles and changes in laws and regulations applicable to the Company.  Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  For additional information on known and unknown risks, see the “Forward Looking Statements” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                          Description

99.1                                                      Slide Presentation for Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYSON BANKSHARES, INC. (Registrant)

Date: May 13, 2011	By:	/s/ Blake M. Edwards
Blake M. Edwards
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                           Description

99.1                                                      Slide Presentation for Annual Meeting.